UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2017
Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03           Bankruptcy or Receivership.

The information set forth below in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2016, Dakota Plains Holdings, Inc. (the “Company”)(Case Number 16-43711) and its wholly-owned subsidiaries, Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, DPTS Marketing LLC, DPTS Sand, LLC and Dakota Petroleum Transport Solutions, LLC (together with the Company, the “Debtors”), filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Minnesota (the “Court”). The Company will continue to be managed as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and order of the Court.

In addition, as previously disclosed in a Current Report on Form 8-K filed with the SEC on February 3, 2017, the Court approved a “stalking horse” asset purchase agreement, dated December 19, 2016 and amended January 26, 2017 (the “Asset Purchase Agreement”), by and between the Debtors and BioUrja Trading, LLC (the “Purchaser”), pursuant to which, subject to the terms and conditions of the Asset Purchase Agreement, the Purchaser agreed to purchase substantially all of the assets of the Debtors for a purchase price equal to approximately $10.85 million (the “Asset Sale”).

The closing of the Asset Sale contemplated under the Asset Purchase Agreement occurred on February 28, 2017. The Asset Sale was conducted pursuant to the provisions of Sections 105, 363 and 365 of the Bankruptcy Code and approved by the Court. The Debtors received total consideration of approximately $10.85 million, which was substantially all cash.

Item 8.01           Other Events.

The Company expects to file a plan of liquidation, which is expected to be considered by the Court in May of 2017. The Company will now move forward with winding down and dissolving in accordance with applicable law. In light of the purchase price paid, the Company expects that there will be no recovery by the Company’s stockholders after payment to the Company’s creditors.

Cautionary Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. Statements included in this current report that are not historical facts (including any statements regarding plans and objectives of management for future operations or economic performance, or assumptions). These statements can be identified by the use of forward-looking terminology including “anticipate,” “continue,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “potential,” “should,” “target,” “will,” or other similar words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of the filing of this report. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. All forward-looking statements included in this report are based on information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this report.

1

The Company cautions its security holders that trading in the Company’s securities during the pendency of the Chapter 11 Case will be highly speculative and will pose additional, substantial risks in addition to the various risks that the Company has previously disclosed in its press releases, registration statements filed under the Securities Act of 1933, as amended, and periodic reports and schedules filed under the Securities Exchange Act of 1934, as amended. Trading prices for the Company’s securities may not bear any substantive relationship to any recovery that the Company’s security holders may obtain in the Chapter 11 Case. In that context, the Company cannot provide any assurance in respect of the scope or amount, nature, or timing of any recovery for any such holders. Accordingly, we urge extreme caution with respect to existing and future investments in our securities.

A plan of reorganization, sale of assets or liquidation may result in the holders of the Company’s securities receiving little or no distribution in respect of their interests and cancellation of their existing securities. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan of reorganization could be confirmed notwithstanding its rejection by our security holders and notwithstanding the fact that such security holders do not receive or retain any property on account of their security interests under such plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	DAKOTA PLAINS HOLDINGS, INC.

/s/ Marty Beskow
Marty Beskow
Chief Financial Officer